UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

COMCAST CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on May 19, 2016.

COMCAST CORPORATION

ONE COMCAST CENTER

PHILADELPHIA, PA 19103

Meeting Information
Meeting Type:	Annual Meeting of Shareholders
For holders as of:	March 10, 2016
Date: May 19, 2016	Time: 10:00 a.m., ET
Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/comcast2016

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/comcast2016 and be sure to have the information that is printed in the box marked by the arrow (located on the following page).

You are receiving this communication because you hold Class A common stock in Comcast Corporation, which entitles you to vote at the annual meeting, and the proxy materials you should review are now available.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that contain important information and are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or by scanning the QR Barcode on the reverse side with your smartphone or tablet, or by requesting a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

PROXY STATEMENT                ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below with your smartphone or tablet.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.

Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com or scan the QR Barcode below 1-800-579-1639 sendmaterial@proxyvote.com
2) BY TELEPHONE:
3) BY E-MAIL*:
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before May 5, 2016 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote By Internet:

Before the Meeting: Go to www.proxyvote.com.

Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. You may also scan the QR Barcode above with your smartphone or tablet. Proxies submitted by Internet must be received by 11:59 p.m. Eastern Time on May 18, 2016.

During the Meeting: Go to www.virtualshareholdermeeting.com/comcast2016.

You may vote during the Meeting when the polls are open. We recommend, however, that you vote by proxy before the Meeting even if you plan to participate in the Meeting, since you can change your vote during the Meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

A	Company Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1:

1.	Election of Directors

01 -	Kenneth J. Bacon	07 -	Jeffrey A. Honickman

02 -	Madeline S. Bell	08 -	Eduardo Mestre

03 -	Sheldon M. Bonovitz	09 -	Brian L. Roberts

04 -	Edward D. Breen	10 -	Johnathan A. Rodgers

05 -	Joseph J. Collins	11 -	Dr. Judith Rodin

06 -	Gerald L. Hassell

The Board of Directors recommends a vote “FOR” Proposals 2 through 6:

2.	Ratification of the appointment of our independent auditors

3.	Approval of our Amended and Restated 2002 Restricted Stock Plan

4.	Approval of our Amended and Restated 2003 Stock Option Plan

5.	Approval of the Amended and Restated Comcast Corporation 2002 Employee Stock Purchase Plan

6.	Approval of the Amended and Restated Comcast-NBCUniversal 2011 Employee Stock Purchase Plan

Comcast Corporation

B	Shareholder Proposals — The Board of Directors recommends a vote “AGAINST” Proposals 7, 8, 9 and 10 if properly presented at the annual meeting:

7.	To provide a lobbying report

8.	To prohibit accelerated vesting of stock upon a change in control

9.	To require an independent board chairman

10.	To stop 100-to-one voting power

Please do not submit this card. Please refer to the “How To Vote” section of this notice to view the voting instructions.

Your vote matters.
Please exercise your shareholder right to vote.
VOTE TODAY!
COMCAST